FOR IMMEDIATE RELEASE

ENERGY INFRASTRUCTURE ACQUISITION CORP.’S
COMMON STOCK AND WARRANTS TO TRADE SEPARATELY
ON OCTOBER 4, 2006

NEW YORK, NEW YORK, September 25, 2006 - Energy Infrastructure Acquisition Corp. (the “Company”; AMEX: EII-U) announced today that Maxim Group LLC, the lead underwriter of the Company’s initial public offering of units, consummated on July 21, 2006, has notified it that commencing October 4, 2006, the common stock and warrants included in the Company's units shall trade separately and that trading in the units shall cease on such date. The common stock and warrants will be listed on the American Stock Exchange under the symbols EII and EIIW, respectively.

About Energy Infrastructure Acquisition Corp.
Energy Infrastructure Acquisition Corp. (the "Company") is a newly organized Business Combination CompanyTM, BCCTM, formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an unidentified operating business. The Company intends to focus on identifying a prospective target business in the energy or related industries.

Contacts:
Company Contact:	Investor Relations / Financial Media:
Marios Pantazopoulos	Paul Lampoutis
Chief Financial Officer	Capital Link, Inc.
Energy Infrastructure Acquisition Corp.	New York, NY
Tel. (212) 752-3100	Tel. (212) 661-7566
E-Mail: mgp@eiacorp.com	E-Mail: plampoutis@capitallink.com

FOR IMMEDIATE RELEASE